EXHIBIT 99
                                                                      ----------

MRO SOFTWARE


                              FOR IMMEDIATE RELEASE

Investor Contact:                                         Media Contact:
Peter Rice                                                Vaughn Harring
(781) 280-6550                                            (781) 280-6855
peter.rice@mro.com                                        vaughn.harring@mro.com

MRO SOFTWARE REPORTS SECOND QUARTER RESULTS

Vertical Solutions Drive MAXIMO Results

BEDFORD, Mass., April 15, 2004 - MRO Software, Inc. (Nasdaq: MROI), the leading provider of strategic asset management solutions, today announced results for the Company's second quarter ended March 31, 2004.

Total revenues for the second quarter were $44.6 million compared with $39.4 million for the second quarter last year, an increase of 13 percent. On a GAAP basis, the Company reported net income for the second quarter of $1.4 million or $0.05 per diluted share, compared with a net loss of $0.2 million or $0.01 per share for the second quarter of fiscal 2003.

Pro forma net income (see Schedule A) for the second quarter was $2.0 million, or $0.08 per diluted share compared with pro forma net income of $0.5 million, or $0.02 per diluted share for same quarter last year. Pro forma results are adjusted for the amortization of acquired technology and other intangibles and the related tax effects.

For the second quarter, revenues from software license sales were $11.5 million, compared with $7.7 million for the same quarter last year, an increase of 49 percent. Support and services revenues were $33.2 million for the second quarter, compared with $31.7 million for the same quarter last year, an increase of 5 percent.

During the second quarter, the Company sold 215 software licenses. Customers across a range of industries and geographies purchased MRO Software products during the quarter including: ABB Global, Aramark, Aventis Pharma, China National Offshore Oil Company (CNOOC), Cornell University, Fort Worth Water Department, Honda Manufacturing, National Park Service, Sarasota County Utilities, Seagate, State of Michigan, Scottish and Southern Energy, Taylor Woodrow Construction, Thames Water International Business Systems, The British Library, U.S. Army, U.S. Department of Energy, U.S. Department of Defense, U.S. Navy and the University of Western Australia.

The balance sheet as of March 31, 2004 contained $96.5 million in cash and marketable securities and no long-term debt. For the second quarter, deferred revenue increased to $32.1 million, and days sales outstanding (DSO) improved to 62 days.

"We continue to focus and execute on our two most important initiatives - industry solutions and MAXIMO 6," said Chip Drapeau, president and CEO, MRO Software. "With our industry-specific MAXIMO solutions we are able to differentiate MAXIMO from the competition and drive deeper into our core markets. At the same time, our investment in MAXIMO 6 will deliver the next generation of functionality for our traditional customer base, and open the door into new markets, impacting our performance in calendar 2005."

"I'm pleased with the financial strength of the Company," said Peter Rice, executive vice president and CFO, MRO Software. "During the quarter we reduced DSO and generated more than $6 million in cash to bolster our already strong balance sheet. As a result, we are well positioned to fund our current and future growth initiatives."

Rice continued, "For fiscal year 2004, the Company reaffirms its expectation for earnings to grow into the range of $0.30-$0.40 per share on a GAAP basis or $0.40-$0.50 per share on a pro forma basis. These expected earnings are based on revenue growth of approximately 5 percent above fiscal 2003 results. Specifically, for the third quarter of fiscal 2004, we expect revenues to be in the range of $45 to $47 million, and we expect earnings to be in the range of $0.08 to $0.10 per share on a GAAP basis, and between of $0.10 to $0.12 per share on a pro forma basis."

Expected results on a pro forma basis are adjusted for the amortization of acquired technology and other intangibles and the related tax effects.

The Company will conduct a conference call to discuss the quarter's results on Thursday, April 15, at 4:30 p.m. EDT.

To participate in this call within the U.S. and Canada dial (800) 932-9896, international callers should dial (706) 634-5804. A digital recording of the call will be available beginning two hours after the call and will be available until April 22, 2004. To access the replay within the U.S. and Canada, dial
(800) 642-1687, international callers should dial (706) 645-9291, all participants should use conference ID: 4814679.

A webcast of the call is available at: WWW.MRO.COM/INVESTOR. A transcript of the call will be promptly archived on the Investor Relations portion of the Company's website, and may be found at: WWW.MRO.COM/INVESTOR.


About MRO Software, Inc.
MRO Software is the leading provider of strategic asset management solutions. The Company's integrated suite of applications optimizes performance, improves productivity and service levels and enables asset-related sourcing and procurement across the entire spectrum of strategic assets.

The Company's asset management solutions allow customers to manage the complete lifecycle of strategic assets including: planning, procurement, deployment, tracking, maintenance and retirement. Using MRO Software's solutions customers improve production reliability, labor efficiency, material optimization, software license compliance, lease management, warranty and service management and provisioning across the asset base.

MRO Software (Nasdaq: MROI) is a global company based in Bedford, Mass., with approximately 900 employees, 10,000 customers and more than 260,000 end-users. The Company markets its products through a direct sales organization in combination with a network of international distributors. MRO Software has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO Software can be found at http://www.mro.com.

Forward-Looking Statements.
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, among other things, continued sluggishness in IT spending and stagnation in the market for our products, difficulties or delays in the development or deployment of our industry-specific offerings, delayed sales of our MainControl products in anticipation of new releases, volatility in results as a function of a small number of large license transactions, slower than expected benefits from our alliance partner program, and those factors discussed in the Section entitled "Factors Affecting Future Performance" in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.


                                      # # #


MAXIMO(R) and MAXIMO MainControl(R) are registered trademarks, and MRO SoftwareTM is a trademark, of MRO Software, Inc.

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                              Three Months Ended            Six Months Ended
                                                                   March 31,                    March 31,
                                                             --------------------         ---------------------
                                                               2004        2003             2004         2003
                                                             --------    --------         --------     --------
(in thousands, except per share data)
  Revenues:
     Software                                                $ 11,452    $  7,652         $ 23,662     $ 20,337
     Support and services                                      33,170      31,736           65,862       62,939
                                                             --------    --------         --------     --------
              Total revenues                                   44,622      39,388           89,524       83,276
                                                             --------    --------         --------     --------

 Cost of revenues:
     Software                                                   1,236         511            2,296        1,517
     Support and services                                      15,407      14,513           30,180       29,441
     Amortization of acquired technology                          659         844            1,411        1,688
                                                             --------    --------         --------     --------
              Total cost of revenues                           17,302      15,868           33,887       32,646
                                                             --------    --------         --------     --------

 Gross profit                                                  27,320      23,520           55,637       50,630

 Operating expenses:
     Sales and marketing                                       13,835      14,292           27,545       29,691
     Product development                                        7,097       6,388           14,103       13,144
     General and administrative                                 4,389       3,708            8,854        8,354
     Amortization of other intangibles                            204         230              409          478
                                                             --------    --------         --------     --------
              Total operating expenses                         25,525      24,618           50,911       51,667
                                                             --------    --------         --------     --------

 Income/(loss) from operations                                  1,795      (1,098)           4,726       (1,037)

     Interest income                                              244         181              448          391
     Other income/(expense), net                                  113         643             (327)         981
                                                             --------    --------         --------     --------

 Income/(loss) before income taxes                              2,152        (274)           4,847          335

 Provision/(benefit) for income taxes                             753         (96)           1,696          118
                                                             --------    --------         --------     --------

 Net income/(loss)                                           $  1,399    $   (178)        $  3,151     $    217
                                                             ========    ========         ========     ========

Net income/(loss) per share, basic                           $   0.06    $  (0.01)        $   0.13     $   0.01
                                                             --------    --------         --------     --------
Net income/(loss) per share, diluted                         $   0.05    $  (0.01)        $   0.12     $   0.01
                                                             --------    --------         --------     --------

 Shares used to calculate net income/(loss) per share
      Basic                                                    24,796      24,407           24,713       24,356
      Diluted                                                  25,460      24,407           25,330       24,568

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             PRO FORMA, AS ADJUSTED
                                   Schedule A
                                   (unaudited)

                                                              Three Months Ended            Six Months Ended
                                                                   March 31,                    March 31,
                                                             --------------------         ---------------------
                                                               2004        2003             2004         2003
                                                             --------    --------         --------     --------
(in thousands, except per share data)
GAAP net income/(loss)                                       $  1,399    $   (178)        $  3,151     $    217

        Pro forma adjustments

        Amortization of other intangibles                         204         230              409          478
        Amortization of acquired technology                       659         844            1,411        1,688
        Related tax effects                                      (243)       (347)            (521)        (660)
                                                             --------    --------         --------     --------
        Total pro forma adjustments                               620         727            1,299        1,506

   Pro forma net income, as adjusted                         $  2,019    $    549         $  4,450     $  1,723
                                                             --------    --------         --------     --------


   Pro forma diluted net income per share,
     as adjusted                                             $   0.08    $   0.02         $   0.18     $   0.07
                                                             --------    --------         --------     --------
   Shares used to calculate pro forma net income
       per share, as adjusted                                  25,460      24,659           25,330       24,568

Note:

     In this press release, the Company announced its earnings per share (EPS) on a GAAP and pro forma basis. Pro forma net income for fiscal year 2004 and 2003 is adjusted to exclude the amortization of acquired technology and other intangibles and the related tax effects.

     Management believes that such pro forma EPS is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company's past practice, and second because the Company's amortization of acquired technology and other intangibles is substantially fixed, and is relatively large in comparision with the absolute value of the Company's operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company's management, pro forma EPS provides investors with a more direct perspective on the performance of the Company and its management.

                               MRO SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)

                                                    March 31,     September 30,
                                                      2004            2003
                                                    --------        --------
(in thousands)
                                     ASSETS

Cash and cash equivalents                           $ 55,227        $ 73,662
Marketable securities                                  1,101           1,102
Accounts receivable, net                              30,590          28,833
Other current assets                                   8,344           6,419
                                                    --------        --------
         TOTAL CURRENT ASSETS                         95,262         110,016
                                                    --------        --------

Marketable securities                                 40,177          19,809
Property and equipment, net                            8,469           8,239
Intangible assets, net                                52,089          53,910
Other assets                                          13,632          13,287
                                                    --------        --------
         TOTAL ASSETS                               $209,629        $205,261
                                                    ========        ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities                                 $ 24,414        $ 28,799
Deferred revenue                                      31,015          28,734
                                                    --------        --------
         TOTAL CURRENT  LIABILITIES                   55,429          57,533
                                                    --------        --------

Other long term liabilities                            1,453           1,216
                                                    --------        --------
         TOTAL LIABILITIES                            56,882          58,749
                                                    --------        --------

         STOCKHOLDERS' EQUITY                        152,747         146,512
                                                    --------        --------
              TOTAL LIABILITIES &
                STOCKHOLDERS' EQUITY                $209,629        $205,261
                                                    ========        ========


                                      # # #